UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 17, 2021

AF Acquisition Corp.

(Exact name of registrant as specified in its charter)

Delaware	333-253544	86-1456857
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

139 North County Road

Floor 2, Suite 35

Palm Beach, FL 33480

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (561) 838-9494

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-third of one Redeemable Warrant	AFAQU	The NASDAQ Stock Market LLC

Class A Common Stock, par value $0.0001 per share	AFAQ	The NASDAQ Stock Market LLC

Warrants, each exercisable for one share Class A Common Stock for $11.50 per share	AFAQW	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Separate Trading of Units, Class A Common Stock and Redeemable Warrants

On May 17, 2021, AF Acquisition Corp. (the “Company”) announced that, commencing on May 18, 2021, the holders of the Company’s units issued in its initial public offering (the “Units”), each consisting of one share of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), and one-third of one redeemable warrant of the Company (“Warrant”), with each whole Warrant entitling the holder thereof to purchase one share of Class A Common Stock for $11.50 per share, may elect to separately trade shares of Class A Common Stock and Warrants included in the Units. No fractional Warrants will be issued upon separation of the Units and only whole Warrants will trade. The Units not separated will continue to trade on the Nasdaq Capital Market under the symbol “AFAQU.” Shares of Class A Common Stock and the Warrants are expected to trade on the Nasdaq Capital Market under the symbols “AFAQ” and “AFAQW,” respectively. Holders of Units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate such holders’ Units into shares of Class A Common Stock and Warrants.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release, dated May 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AF Acquisition Corp.

	By:	/s/ Andrew Scharf
Name: Andrew Scharf
Title: President

Dated: May 17, 2021